Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Alleghany Corporation:


We consent to incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 19, 1997 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which reports appear in or are incorporated by reference in the Annual Report on Form 10-K of Alleghany Corporation for the year ended December 31, 1996. We also consent to the reference to our Firm as experts in such registration statement.



                                        /s/ KPMG Peat Marwick LLP


New York, New York
October 6, 1997